UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 9, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01

Regulation FD Disclosure.

On October 9, 2018, Goldrich Mining Company (the “Registrant”) announced the 2018 production results for the Chandalar Mine. The Chandalar mine is owned by Goldrich NyacAU Placer, LLC (“GNP”), a 50/50% joint venture between Goldrich and NyacAU, to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska. NyacAU is the manager of the joint venture.

2018 PRODUCTION SUMMARY

The Chandalar mine production for 2018 was approximately 20,900 ounces of raw placer gold, which is anticipated to be equivalent to approximately 17,100 ounces of fine gold. This compares to production in previous years as follows:

Year	Ounces of Placer Gold	Ounces of Fine Gold
2015	4,400	3,900
2016	10,200	8,200
2017	15,000	12,300
2018	20,900	17,100

The 2018 production season ran from approximately May 31, 2018 through September 21, 2018. The normal production season is approximately from June through mid-September, subject to weather.

INTENDED DISSOLUTION OF THE GNP JOINT VENTURE

According to the terms of the joint venture operating agreement, GNP is required to pay a Minimum Production Requirement of 1,100 ounces for 2016, 1,200 ounces for 2017, and 1,300 ounces for 2018 to both Goldrich and NyacAU by October 31, 2018. The Minimum Production Requirement for each year was determined based on the spot price of gold on December 1 of the preceding year.

Under the joint venture Operating Agreement, GNP will be dissolved if GNP fails to meet the Minimum Production Requirement. GNP’s lease to mine the placer properties will terminate upon dissolution of GNP and GNP will have no further rights to mine the placer properties located on Goldrich’s mining claims. NyacAU, the managing partner of GNP, anticipates that GNP will not meet the minimum production requirements by October 31, 2018.

Goldrich and NyacAU are currently in arbitration. The arbitration is proceeding on the basis that GNP will be dissolved. The first arbitration hearings were from July 19th through July 31st and the second arbitration hearings were from August 20th to August 28th. Goldrich and NyacAU are now awaiting the rulings of the arbitration panel. Under the terms of the Operating Agreement, rulings from the three-person arbitration panel are final. The outcome of the arbitration is not yet determined and cannot be estimated or assured.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

News Release, October 9, 2018.*

       * Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 16, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer